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                        SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                   FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF
                     THE SECURITIES EXCHANGE ACT OF l934

                                 ADFORCE, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

             DELAWARE                                 33-0694260
     (State of incorporation                       (I.R.S. Employer
         or organization)                         Identification No.)

   10590 NORTH TANTAU AVENUE
       CUPERTINO, CALIFORNIA                             95014
(Address of principal executive offices)              (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.       [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.       [x]

 Securities Act registration statement file number to which this form relates:

                                   333-73231

         Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE

         Securities to be registered pursuant to Section 12(g) of the Act:

                  COMMON STOCK, $0.001 PAR VALUE PER SHARE
                  ----------------------------------------
                              (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-73231) as originally filed with the Securities and Exchange Commission on March 2, 1999, or as subsequently amended (the "REGISTRATION STATEMENT"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.   EXHIBITS.

          The following exhibits are filed herewith or incorporated herein by reference:

          Exhibit
          Number    Exhibit Title or Description
          -------   ----------------------------

          3.1 Registrant's First Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

          3.2 Registrant's Second Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

          3.3 Registrant's Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 to the Registration Statement).

          4.1 Specimen Stock Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          4.2 Amended and Restated Investors' Rights Agreement by and between Imgis, Inc. and certain investors dated as of July 15, 1998 (incorporated by reference to Exhibit 4.2 of the Registration Statement).

          4.3 Amended and Restated Voting Agreement by and between Imgis, Inc. and certain investors dated as of July 15, 1998 (incorporated by reference to Exhibit 4.3 to the Registration Statement).

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         99.1       The description of Registrant's Common Stock set forth
                    under the caption "Description of Capital Stock" on pages 57 through 58 of the Prospectus included in the Registration Statement.


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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 30, 1999             AdForce, Inc.



                                   By: /s/ John A. Tanner
                                       -------------------------------
                                       John A. Tanner
                                       Executive Vice President and
                                       Chief Financial Officer


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                               INDEX TO EXHIBITS

          Exhibit
          Number    Exhibit Title or Description
          -------   ----------------------------

          3.1 Registrant's First Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

          3.2 Registrant's Second Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

          3.3 Registrant's Restated Bylaws, as amended (incorporated by reference to Exhibit 3.3 to the Registration Statement).

          4.1 Specimen Stock Certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          4.2 Amended and Restated Investors' Rights Agreement by and between Imgis, Inc. and certain investors dated as of July 15, 1998 (incorporated by reference to Exhibit 4.2 of the Registration Statement).

          4.3 Amended and Restated Voting Agreement by and between Imgis, Inc. and certain investors dated as of July 15, 1998 (incorporated by reference to Exhibit 4.3 to the Registration Statement).

         99.1 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 57 through 58 of the Prospectus included in the Registration Statement.